                              VECTREN CORPORATION

                                      and

                         EquiServe Trust Company, N.A.
                         _____________________________

                                 Rights Agent

                               Rights Agreement

                         Dated as of October 21, 1999

                               TABLE OF CONTENTS
                               -----------------

Section 1.     Certain Definitions.....................................................    1
Section 2.     Appointment of Rights Agent.............................................    6
Section 3.     Issue of Right Certificates.............................................    6
Section 4.     Form of Right Certificates..............................................    8
Section 5.     Countersignature and Registration.......................................    8
Section 6.     Transfer, Split-Up, Combination and Exchange of Right Certificates;
                    Mutilated, Destroyed, Lost or Stolen Right Certificates............    9
Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights...........   10
Section 8.     Cancellation and Destruction of Right Certificates......................   11
Section 9.     Reservation and Availability of Common Shares...........................   12
Section 10.    Common Shares Record Date...............................................   13
Section 11.    Adjustment of Purchase Price, Number of Common Shares
                    or Number of Rights................................................   14
Section 12.    Certificate of Adjusted Purchase Price or Number of Shares..............   24
Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power....   24
Section 14.    Fractional Rights and Fractional Shares.................................   27
Section 15.    Rights of Action........................................................   28
Section 16.    Agreement of Right Holders..............................................   29
Section 17.    Right Certificate Holder Not Deemed a Shareholder.......................   29
Section 18.    Concerning the Rights Agent.............................................   30
Section 19.    Merger or Consolidation or Change of Name of Rights Agent...............   30
Section 20.    Duties of Rights Agent..................................................   31
Section 21.    Change of Rights Agent..................................................   34
Section 22.    Issuance of New Right Certificates......................................   35
Section 23.    Redemption..............................................................   36
Section 24.    Notice of Certain Events................................................   37
Section 25.    Notices.................................................................   38
Section 26.    Exchange................................................................   39
Section 27.    Supplements and Amendments..............................................   40
Section 28.    Successors..............................................................   41

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

Section 29.    Benefits of this Agreement.....................    41
Section 30.    Severability...................................    41
Section 31.    Governing Law..................................    41
Section 32.    Counterparts...................................    41
Section 33.    Descriptive Headings...........................    41
SIGNATURES....................................................    42
Exhibit A      Form of Rights Certificate.....................   A-1
Exhibit B      Summary of Rights to Purchase Common Shares....   B-1

                               RIGHTS AGREEMENT
                               ----------------



     This Agreement, dated as of October 21, 1999, is between Vectren Corporation, an Indiana corporation (the "Company"), and EquiServe Trust Company, N.A., (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend of one common share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on October 25, 1999, each Right representing the right to purchase one share of Common Stock, no par value, of the Company upon the terms and subject to the conditions herein set forth, and further authorized the issuance of one Right with respect to each Common Share that shall become outstanding between October 25, 1999, and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Certain Definitions.  For purposes of this Agreement, the
                 -------------------
following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean (i) any Person (other than the Company or any Related Person), who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, or (ii) any Adverse Person;

     provided, however, that a person shall not be deemed to have become an
     --------  -------
     Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding, unless subsequent to such reduction such Person or any Affiliate or Associate of such Person shall become the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all shareholders are treated equally.

          (b) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors upon (i) a determination by the Board of Directors, at any time after the date of this Agreement, that such Person, alone or together with its Affiliates and Associates, has become, or has announced an intention to become, in one or more transactions, the Beneficial Owner of a number of Common Shares which the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the Common Shares then outstanding) and (ii) a determination by at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (A) such Beneficial Ownership by such Person (1) is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person, (2) is intended or may reasonably be anticipated to cause pressure on the Company to take action or enter into a transaction or series of transactions to provide such Person with short-term financial gain under circumstances in which the Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or (3) is intended or may reasonably be anticipated to permit such Person to acquire control of or a controlling influence over the Company, as a result of such Beneficial Ownership or one or more subsequent actions or transactions, in a manner or pursuant to one or more actions or transactions that the Board determines to be unfair or coercive to shareholders, or (B) such Beneficial Ownership is causing or may reasonably be anticipated to cause a material adverse impact on the business, financial condition or prospects of the Company.

          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on September 30, 1999.

          (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                    (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                    (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person
                                             --------  -------
          shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of pursuant to any agreement, arrangement or understanding; provided, however, that a
                                                   --------  -------
          Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the provision to Section 1 (d) (ii) (B)) or disposing of any securities of the Company; provided, however, that nothing in this paragraph shall cause a Person
          --------  -------
          engaged in business as an underwriter of securities to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until the expiration of 40 calendar days after the date of such acquisition and a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency" as defined in Section 3(a)(23) of the Exchange Act.

          (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (f) "Close of Business" on any given date shall mean 5:00 p.m.,
     New York City time, on such date; provided, however, that if such date is
                                       --------  -------
     not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

          (g) "Common Shares" when used with reference to the Company shall mean the shares of Common Stock, no par value, of the Company; provided,
                                                               --------
     however, that if the Company is the continuing or surviving corporation in
     -------
     a transaction described in Section 11 (a) (ii) or Section 13(b) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock or equity security with the greatest aggregate voting power of the Company. "Common Shares" when used with reference to any Person other than the Company (including an Issuer as defined in Section 13 hereof) shall mean the capital stock (or equity interest) with the greatest aggregate voting power of such other Person.

          (h) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

          (i) "Final Expiration Date" shall have the meaning set forth in
     Section 7 hereof.

          (j) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (k) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

          (l) "Related Person" shall mean (i) any Subsidiary of the Company,
     (ii) any employee benefit or stock ownership plan of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan, or (iii) any Person who acquires Common Shares from the Company or any other Related Person in one or a series of related transactions, each of which is approved by the Board of Directors; provided, however, that if any
                                                  --------  -------
     Person who becomes a Related Person solely by virtue of subsection (iii) above, or any Affiliate or Associate of such Person, subsequently becomes the Beneficial Owner of any additional Common Shares in a transaction or transactions not approved by the Board of Directors, such Person shall no longer be deemed a "Related Person" with respect to all Common Shares of which it, or any of its Affiliates or Associates, is the Beneficial Owner.

          (m) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (n) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          Section 2.  Appointment of Rights Agent.  The Company hereby appoints
                      ---------------------------
the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The

Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3.  Issue of Right Certificates.
                 ---------------------------

             (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such Plan) to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a Person of 15% or more of the outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates (as hereinafter defined)) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each
        ---------
     Common Share so held. For the purpose of this Agreement, any beneficial holder of Common Shares who shall have properly elected to receive dividends directly pursuant to a duly adopted recognition procedure of the Company, as authorized in Ind. Code (S) 23-1-30-4(a) (Cum. Supp. 1999) or any statute of similar effect, shall be deemed to be a "record holder." As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) The Company will send a copy of a "Summary of Rights to Purchase Common Stock," in substantially the form of Exhibit B hereto (the "Summary
                                                 ---------
     of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on October 25, 1999, at the address of such holder shown on the records of the Company. Until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on October 25, 1999, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (c) Certificates issued for Common Shares (including, without limitation, certificates issued upon transfer or exchange of Common Shares and certificates for reacquired Common Shares referred to in the last sentence of this paragraph (c) after October 25, 1999 but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Vectren Corporation and EquiServe Trust Company, N.A., dated as of October 21, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Vectren Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Vectren Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring persons or any Affiliate or Associate thereof

          (as such terms are defined in the Rights Agreement) may become null and void.

          With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after October 25, 1999 but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4.  Form of Right Certificates.  The Right Certificates (and
                      --------------------------
the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and
                                                           ---------
may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 23 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"), but the number of such Common Shares and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5.  Countersignature and Registration.  The Right Certificates
                      ---------------------------------
shall be executed on behalf of the Company by its Chief Executive Officer, President or any vice president and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof. The Right

Certificates shall be manually or by facsimile countersigned by the Rights
Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal offices, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number and the date of each of the Right Certificates.

     Section 6.  Transfer, Split-Up, Combination and Exchange of Right
                 -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject
---------------------------------------------------------------------
to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date (as such terms are defined in Section 7 hereof), any Right Certificate or Right Certificates may be transferred, split-up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split-up, combined or exchanged at the principal office of the Rights Agent, or at its office in New York, New York.

Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights
                 -------------------------------------------------------------

             (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, or at its office in New York, New York, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the close of business on the earlier of (i) the close of business on October 25, 2009 (the "Final Expiration Date"), or
     (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").

             (b) The Purchase Price for each Common Share pursuant to the exercise of a Right is sixty five dollars ($ 65.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depository agent depository receipts representing such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company hereby directs the depository agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          Section 8.  Cancellation and Destruction of Right Certificates.  All
                      --------------------------------------------------
Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Common Shares.  The Company
                 ---------------------------------------------
covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

     The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depository receipts for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depository receipts for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that any such tax is due.

     The Company further covenants that it will use its best efforts to (i)
file on an appropriate form, as soon as practicable following the later to occur of an event in Section 11(a)(ii) or Section 13 hereof or the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the earlier of the Final Expiration Date or the Redemption Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; provided, however, that the Company may temporarily suspend the
            --------  -------
exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and upon any such suspension the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

     Section 10.  Common Shares Record Date.  Each person in whose name any
                  -------------------------
certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the purchase Price (and any applicable transfer taxes) was made; provided,
                                                                 --------
however, that if the date of such surrender and payment is a date upon which the
-------
Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11.  Adjustment of Purchase Price, Number of Common Shares or
                  --------------------------------------------------------
Number of Rights.  The Purchase Price, the number of Common Shares covered by
----------------
each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

              (ii)  Subject to Section 24 of this Agreement, in the event:

                    A. Any Acquiring Person or any Associate or Affiliate of any Acquiring person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and not be changed into or exchanged for stock or other securities of any other Person or the Company or cash or any other property, (2) shall, in one or more transactions, other than the exercise of Rights or in connection with the exercise or conversion of securities exchangeable or convertible into capital stock of the Company or any of its Subsidiaries, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company or any of its Subsidiaries), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from, with or of, as the case may be, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (4) receive any compensation from the Company or any of its Subsidiaries other than compensation at rates in accordance with the Company's (or its Subsidiaries') past practices, or (5) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

                    B. During such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any Subsidiaries of the Company (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person; or

                    C. Any Person (other than the Company, any Related Person) who or which, together with all Affiliates and Associates of such Person, shall at any time after the date of this Agreement, become the Beneficial Owner of 15% or more of the Common Shares then outstanding (other than pursuant to any transaction set forth in Section 13 hereof); provided, however, that a Person shall not be deemed to have become the Beneficial Owner of 15% or more of the Common Shares then outstanding for the purposes of this Section 11 (a)(ii)(C) solely as a result of a reduction in the number of Common Shares outstanding, unless subsequent to such reduction such Person or any Affiliate or Associate of such Person shall become the beneficial Owner of any additional Common Shares; or

                    D. Any Person is declared to be an Adverse Person by the Board of Directors, then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the fifth day after the earlier of the date of the occurrence or the date of the first public announcement of any one of the events listed above in this Section 11(a)(ii); provided, however, that
                                                       --------  -------
               if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). Notwithstanding the foregoing, upon the occurrence of any of the events listed above in this Section 11(a)(ii), any Rights that are or were on or after the earlier of the Distribution Date or Shares Acquisition Date beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall not enter into any transaction of the kind listed in this Section 11 (a)(ii) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of the transactions therein, would eliminate or otherwise substantially diminish the benefits intended to be afforded by the Rights. Any Right Certificate issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6, 7(d) or 22 thereof or this Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

                    The Rights represented by this Right Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 11(a)(ii) of the Rights Agreement; provided that the Rights Agent
                                             -------- ----
          shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Company or if a holder fails to certify upon transfer or exchange in the space provided on the Right Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof.

                    (iii) In the event that there shall not be sufficient treasury or authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. However, if the Company is unable to cause the authorization of additional Common Shares within 90 calendar days after the occurrence of an event in Section 11(a)(ii), then, notwithstanding anything in this Agreement to the contrary, the Company shall determine the excess of the value of the Common Shares issuable upon the exercise of a Right over the Purchase Price (such excess being hereinafter referred to as the ("Spread") and shall be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of an event in Section 11(a)(ii)) in an amount equal to the Spread. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are payable all amounts which are not then restricted on a pro rata basis and shall continue to make payments on a pro rata basis as funds become available until the full amount due to each such Right holder has been paid.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or securities convertible into Common Shares at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in
                                     --------  -------
     the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares, or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not then listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of

     Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of
                     --------  -------
     this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment otherwise required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in

     Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted the Purchase Price, that number of Common Shares (calculated to the nearest one ten-thousandth of a share) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
     Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

          (1) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall
                               ---------  -------
     deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any of the Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares.
                 ----------------------------------------------------------
Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
                 --------------------------------------------------------------
Power.  In the event, directly or indirectly, (following the Shares Acquisition
-----
Date), (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement, such number validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and dividing that product by (y) 50% of the current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. For purposes of this Section 13, "Issuer" shall mean (i) in the case of any event described in Sections 13(a) or
(b) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(b) above), and (ii) in the case of any event described in Section 13(c) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of any equity
--------  -------
security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to
Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "issuer" shall mean such other Person; and (B) in case such Person as a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (i) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the Corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and
(ii) if there is no such corporation or other legal entity having outstanding equity securities, (Y) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (Z) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and such Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 13 and further providing that as soon as practicable after the consummation of any such consolidation, merger, sale or transfer, the Issuer will:

          (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the Expiration Date or the Redemption Date; and

          (ii) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

          The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or otherwise substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

     Section 14. Fractional Rights and Fractional Shares.
                 ---------------------------------------

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right (except as provided above).

     Section 15.  Rights of Action. All rights of action in respect of this
                  ----------------
Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

     Section 16.  Agreement of Right Holders.  Every holder of a Right, by
                  --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, or at its office in New York, New York, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     Section 17.  Right Certificate Holder Not Deemed a Shareholder.  No
                  -------------------------------------------------
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.  The Company agrees to pay to
                  ---------------------------
the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the

Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19.  Merger or Consolidation or Change of Name of Rights Agent. Any
                  ---------------------------------------------------------
corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force and effect provided in the Right Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force and effect provided in the Right Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the
                  ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, President or any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other person only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13 or 23, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, President or any vice president, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its duly appointed attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

    Section 21.  Change of Rights Agent.  The Rights Agent or any successor
                 ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights

Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York or Indiana (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or Indiana), in good standing, having an office in the State of New York or Indiana, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which either (A) has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (B) is a member of a bank holding company system, which bank holding company system has an aggregate combined capital and surplus of at least $50 million, provided that such corporation's separate capital and surplus shall at all times be at least $10 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares). Failure to give any notice provided for in this

Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Right Certificates.  Notwithstanding any of
                  ----------------------------------
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

     Section 23.  Redemption.
                  ----------

          (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, adjusted proportionately to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

          (b) If, following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder but prior to the occurrence of an event described in Sections A, B or C of Section 11(a)(ii) or Sections (i), (ii) or (iii) of Section 13 ("Triggering Event") each of the following shall have occurred and remain in effect: (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common shares in a transaction, or series of transactions, which did not result in the occurrence of any Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding Common Shares, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and (iii) the transfer or other disposition described in clause (i) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries, then the right of redemption set forth in Section 23(a) shall be reinstated and thereafter be subject to the provisions of this Section.

          (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of Common Shares prior to the Distribution Date. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

     Section 24.  Notice of Certain Events.  In case the Company shall propose
                  ------------------------
(a) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend) or (b) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Shares, or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate (and, prior to the Distribution Date, the Common Shares), in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

     In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with
Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

     Section 25.  Notices.  Notices or demands authorized by this Agreement to
                  -------
be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

           Vectren Corporation
           20 N. W. Fourth Street
           Evansville, Indiana 47741
           Attention: Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

              EquiServe Trust Company, N.A.,
              _______________________________
              _______________________________
              _______________________________
              Attention:  ___________________

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26.  Exchange.
                  --------

          (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the

     Company, any Subsidiary of the Corporation, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 26 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in,
               --------  -------
     such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 26, the Company, at its option, may substitute equivalent common shares, as such term is defined in
     Section 11(h) hereof, for Common Shares exchangeable for Rights, as appropriately adjusted to reflect adjustments in the voting rights of the Common Shares pursuant to the terms thereof, so that the fraction of an equivalent common share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

          (d) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 26.

     Section 27.  Supplements and Amendments.  The Company and the Rights Agent
                  --------------------------
may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder, which the Company and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date and, provided that at the time of such amendment there is no Acquiring Person, extending the period of time during which the Rights may be redeemed, and which shall not adversely affect the interests of the holders of Right Certificates.

     Section 28.  Successors.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29.  Benefits of this Agreement.  Nothing in this Agreement shall
                  --------------------------
be construed to give to any Person other than the Company, the Rights
Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

     Section 30.  Severability.  If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31.  Governing Law.  This Agreement and each Right Certificate
                  -------------
issued hereunder shall be deemed to be a contract made under the laws of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 32.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33.  Descriptive Headings.  Descriptive headings of the several
                  --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                      VECTREN CORPORATION

Attest:


By_________________________           By____________________________
  Ronald E. Christian                      Niel C. Ellerbrook
     Secretary                             Chairman and Chief Executive Officer



                                      EquiServe Trust Company, N.A.
Attest:

By __________________________         By
   __________________________
   Title:  __________________         Vice President

                                                                       EXHIBIT A
                                                                       ---------

                          (Form of Right Certificate)


Certificate No. R- ______________________              ___________________Rights

     EXERCISABLE AFTER OCTOBER 25, 2009, OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. (THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.)



                               Right certificate

                              VECTREN CORPORATION


     This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of October 21, 1999 (the "Rights

__________________


  The portion of the legend in brackets shall be inserted only if applicable.

Agreement"), between Vectren Corporation, an Indiana corporation (the "Company"), and EquiServe Trust Company, N.A. (or any Successor Rights Agent under the Rights Agreement, hereinafter referred to as the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on October 25, 2009, at the principal office of the Rights Agent, one fully paid, non-assessable share of the Common Stock (the "Common Stock") of the Company, at a purchase price of $65.00 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Common Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 25, 1999, based on the shares of Common Stock outstanding on such date.

     As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof, and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal offices of the Rights Agent may be exchanged for another Right Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate

--------------------------------------------------------------------------------
number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right. No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________________, _________.


ATTEST:                            VECTREN CORPORATION

By____________________________     By________________________________
     Secretary                                    Title

Countersigned:

____________________________

By__________________________
  Authorized Signature

                  (Form of Reverse Side of Right Certificate)

                              FORM or ASSIGNMENT
                              ------------------

            (To be executed by the registered holder if such holder
                 desires to transfer the Right Certificates.)

FOR VALUE RECEIVED  _________________________________________________

hereby sells, assigns and transfers unto______________________________________
                                        (Please print name and address of
________________________________________________________________________________
transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Right Certificate on the books of the within-name Company, with full power of substitution.


Dated: ___________________, 19___.

                                        ___________________________________
                                        Signature


Signature Guaranteed:

                                    NOTICE
                                    ------

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------
                     (To be executed if holder desires to

                       exercise the Right Certificate.)


To VECTREN CORPORATION:

     The undersigned hereby irrevocably elects to exercise ___________________ Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________

_____________________________________________
(social security or other identifying number)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to: ________________________________________________________________________
                        (Please print name and address)

_____________________________________________
(social security or other identifying number)

Dated:    ______________________, 19______

                                        _______________________________________
                                        Signature
                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of this
                                        Right Certificate)

Signature Guaranteed:

                                                                       EXHIBIT B
                                                                       ---------

                  SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES



TRADING AND DISTRIBUTION OF RIGHTS

     On October 21, 1999, the directors of Vectren Corporation declared a dividend of shareholder rights (the "Rights") for existing and future shareholders of the Company and adopted a Rights Agreement. Initially, shareholders will not receive a separate certificate for the Rights. The Rights will be represented by the outstanding Common Share certificates with a copy of this Summary of Rights attached thereto and the Rights cannot be bought, sold or otherwise traded separately from the Common Shares. Certificates for Common Shares issued after the initial Record Date carry a notation that indicates that Rights are attached to the Common Shares and that the terms of the Rights Agreement are incorporated therein.

     Separate certificates representing the Rights will be distributed as soon as practicable after the "Distribution Date," which is the earliest to occur of:

     (1) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has (a) acquired beneficial ownership of 15% or more of the outstanding Common Shares or (b) become the beneficial owner of an amount of the outstanding Common Shares (but not less than 10%) which the Board of Directors determines to be substantial and which ownership the Board of Directors determines is intended or may be reasonably anticipated, in general, to cause the Company to take actions determined by the Board of Directors to be not in the Company's best long-term interests (an "Adverse Person"), or

     (2) 10 days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares.

     Until the Distribution Date (or earlier exchange, redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.
As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

EXERCISABILITY AND EXPIRATION

     The holders of the Rights are not required to take any action until the Rights become exercisable. As described above, the Rights are not exercisable until the Distribution Date. Holders of the Rights will be notified that the Rights have become exercisable when the Rights Agent mails the Rights Certificates. The Rights will expire on October 25, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

ADJUSTMENTS

     In order to protect the value of the Rights to the holders, the Purchase Price payable and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (2) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price less than the then current market price of Common Shares, or
(3) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants, other than those referred to above.

     These adjustments are called anti-dilution provisions and are intended to ensure that a holder of Rights will not be adversely affected by the occurrence of such events. With certain exceptions, the Company is not required to adjust the Purchase Price until cumulative adjustments require a change of at least 1% in the Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

FLIP-OVER EVENTS AND FLIP-IN EVENTS

     In the event that (1) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, or (2) any person consolidates or merges with the Company and all or part of the Company's Common Shares are exchanged for securities, cash or property of any other person, or (3) 50% or more of the Company's consolidated assets or earning power are sold (collectively, "Flip-Over Events"), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that a person (1) acquires 15% or more of the outstanding Common Shares (an "Acquiring Person") or (2) is declared an Adverse Person by the Board of Directors of the Company,(collectively, "Flip-In Events"), proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

EXCHANGE OPTION

     At any time after a person becomes an Acquiring Person, and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

REDEMPTION

     At any time prior to the tenth calendar day following the date of a public announcement that a person or group has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     If the Board of Directors' ability to redeem the Rights pursuant to the Rights Agreement has expired because a person or group has become an Acquiring Person, but a Flip-Over Event or certain Flip-In Events have not yet occurred, the redemption right will be reinstated if the Acquiring Person disposes of a sufficient number of the Company's Common Shares so that such person then owns only 10% or less of the outstanding Company's Common Shares and if certain other conditions are met.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement is available from the Company at no charge upon written request. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.